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                                                                    EXHIBIT 8.4


                          Goodwin, Procter & Hoar LLP
                                Exchange Place
                            Boston, MA 02109-2881



                              NOVEMBER 18, 1997




Beacon Properties Corporation
50 Rowes Wharf
Boston, MA 02110

        Re: Merger of Beacon Properties Corporation and Equity Office Properties Trust

Ladies and Gentlemen:


        We have acted as counsel to Beacon Properties Corporation, a Maryland corporation ("Beacon"), in connection with the proposed merger (the "Merger") of Beacon with and into Equity Office Properties Trust ("EOP"), a Maryland real estate investment trust, pursuant to an Agreement and Plan of Merger dated as of September 15, 1997 (the "Merger Agreement") by and among Beacon, Beacon Properties, L.P., EOP and EOP Operating Limited Partnership. This opinion is delivered to you in connection with (i) the registration statement on Form S-4 (the "Common Share Registration Statement") filed by EOP with the Securities and Exchange Commission relating to the Merger and the issuance of common shares of EOP in connection with the Merger and (ii) the registration statement on Form S-4 (the "Preferred Share Registration Statement") filed by EOP relating to the Merger and the issuance of preferred shares of EOP in the Merger. The Common Share Registration Statement and the Preferred Share Registration Statement are referred to collectively herein as the "Registration Statements." This opinion relates to the qualification of the Merger as a "reorganization" for federal income tax purposes.


        For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Merger Agreement, (ii) the Registration Statements and
(iii) such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations and warranties made by Beacon and EOP contained in certain certified representations (the "Certified Representations"), which we have neither investigated nor verified. We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the Effective Time (as defined in the Merger Agreement), and that no actions that are inconsistent with such statements, representations and warranties will be taken.




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Beacon Properties Corporation
November 18, 1997
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We also have assumed that all representations made in the Certified
Representations "to the best knowledge of" any person(s) or party(ies) or with similar qualification are true, correct, and complete as if made without such qualification. We are not aware, however, of any facts that are inconsistent with or contrary to the representations on assumptions upon which we have relied in a manner that would adversely affect our opinion.


        In addition, we have assumed that (i) the Merger will be consummated in accordance with the Merger Agreement and as described in the Registration Statements (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof), (ii) the Merger will qualify as a merger under the applicable laws of Maryland, (iii) each of Beacon and EOP will comply with all reporting oligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations thereunder and (iv) the Merger Agreement and all other documents and instruments referred to therein or in the Registration Statements are valid and binding in accordance with their terms. We further have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person and (vi) the accuracy and completeness of all records made available to us.


        Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service by Beacon or EOP as to the federal income tax consequences of any aspect of the Merger.

        Based upon subject to the foregoing, as well as the limitations set forth below, it is our opinion, under presently applicable federal income tax laws, that the Merger of Beacon with and into EOP will be treated for United States federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code.

                                    * * * *

        No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law. Furthermore, our opinion is based on current federal income tax law and administrative practice, and we do not undertake to advise you as to any changes after the Effective
Time in federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so.
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Beacon Properties Corporation
November 18, 1997
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          We hereby consent to the filing of this opinion as an exhibit to each of the Registration Statements and to the reference to this firm in the Registration Statements under the captions "Certain Federal Income Tax Considerations" and "Legal Matters." In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,


                                        /s/ Goodwin, Procter & Hoar LLP

                                        Goodwin, Procter & Hoar LLP